                                                                    EXHIBIT 99.1

FOR RELEASE:                                                            CONTACT:
January 21, 1999                                               Catherine Hartsog
1:30 p.m. PST                                                 Investor Relations
                                                                  (408) 432-4458
                                                    catherine_hartsog@maxtor.com

                                                                     Doyle Albee
                                                                 Media Relations
                                                                  (303) 678-2405
                                                          doyle_albee@maxtor.com



              MAXTOR ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER
                              AND FISCAL YEAR 1998
     COMPANY LEVERAGES LEADERSHIP PRODUCT LINE IN SEASONALLY STRONG QUARTER


        MILPITAS, CALIF., JANUARY 21, 1999 - Maxtor Corp. (NMS:MXTR) today reported net income of $30 million or 31cents per share, diluted, on sales of $728 million for its fourth fiscal quarter ended December 26, 1998. These results compare to sales of $489 million and net income of $3 million, excluding a one-time gain of $20 million, in the fourth quarter of fiscal 1997. (This one-time gain represented the recovery of a fully reserved note related to the sale of a subsidiary.) The company's sales for the 1998 fiscal year were $2.4 billion with net income of $31 million compared to sales of $1.4 billion and a net loss of $130 million excluding the above-mentioned one-time gain of $20 million.

        According to Mike Cannon, Maxtor's Chief Executive Officer, the company's results for the fourth quarter demonstrate the effectiveness of the company's operating model. "We are pleased with our continued ability to execute well across all facets of our business," said Cannon. "Our leadership product line and the company's focus on consistent execution put us in an excellent position to capitalize on the seasonally strong demand we experienced this quarter."

        Maxtor shipped 5.3 million units in the fourth quarter, an increase of 23% from the third fiscal quarter. "We maintained our time-to-volume leadership with our 4.3 GB/disk products and are in the midst of the fastest product ramp in Maxtor's history with these drives."


                                     -more-

Maxtor Announces Financial Results for Q4 & FY'98                         Page 2
January 21, 1999


        The company also maintained focus on strengthening the balance sheet and improving our utilization of assets. "We generated cash from operations of $86 million, our cash and short-term investments increased to $228 million at the end of the quarter, and inventory remained flat with the prior quarter at $153 million," said Cannon. "We increased our inventory turns to 16.4 from 13.4 in the third quarter as we maintained strategic focus on continuing to improve the flexibility and efficiency of our operations."

        This release contains forward-looking statements concerning the hard disk drive industry and Maxtor's execution. These statements are based on current expectations and are subject to risks and uncertainties which could materially affect the company's results, including, but not limited to, market demand for hard disk drives, the company's ability to execute future production ramps and utilize manufacturing assets efficiently, pricing, and actions by competitors. These and other risk factors are contained in Maxtor's Prospectus as well as in its 10-K and 10-Qs.

ABOUT MAXTOR

        Maxtor Corp. [NASDAQ:MXTR] develops, manufactures and markets hard disk drives for desktop computer systems. Maxtor's current products include the DiamondMax(TM) 4320, the DiamondMax 3400, the DiamondMax(TM) Plus 2500, and the DiamondMax 2880 series of drives. Maxtor can be reached by phone at
(800)2-MAXTOR or on the Internet at http://www.maxtor.com.

                                      # # #

                               MAXTOR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands except share and per share amounts)


                                                                   Three months                             Fiscal years
                                                                       ended                                   ended
                                                           -------------------------------        -------------------------------
                                                            December 26,     December 27,         December 26,        December 27,
                                                               1998              1997                 1998               1997
                                                           -------------------------------        -------------------------------
                                                            (Unaudited)       (Unaudited)         (Unaudited)
Revenue                                                    $    727,804       $    489,418        $  2,402,286       $  1,384,799
Revenue from affiliates                                              45             12,574               6,242             39,521
                                                           -------------------------------        -------------------------------
  Total revenue                                                 727,849            501,992           2,408,528          1,424,320
                                                           -------------------------------        -------------------------------


Cost of revenue                                                 625,114            436,285           2,102,624          1,316,774
Cost of revenue from affiliates                                     250             11,529               5,491             36,162
                                                           -------------------------------        -------------------------------
  Total cost of revenue                                         625,364            447,814           2,108,115          1,352,936
                                                           -------------------------------        -------------------------------

Gross profit                                                    102,485             54,178             300,413             71,384
                                                           -------------------------------        -------------------------------
Operating expenses:
    Research and development                                     42,116             27,618             152,401            106,249
    Selling, general and administrative                          22,861             16,576              75,819             62,520
    Stock compensation expenses                                   1,020                 --              12,088                 --
                                                           -------------------------------        -------------------------------
Total operating expenses                                         65,997             44,194             240,308            168,769
                                                           -------------------------------        -------------------------------

Income (loss) from operations                                    36,488              9,984              60,105            (97,385)

Interest expense                                                 (4,675)            (9,022)            (28,784)           (36,502)
Interest and other income                                         3,479             22,439*              7,415             25,031*
                                                           -------------------------------        -------------------------------

Income (loss) before provision for income taxes                  35,292             23,401              38,736            (108,856)
Provision for income taxes                                        5,294                335               7,563              1,035
                                                           -------------------------------        -------------------------------
Net Income (loss)                                          $     29,998       $     23,066*       $     31,173       $   (109,891)*
                                                           -------------------------------        -------------------------------


Net income (loss) per share - basic                        $       0.32       $   3,050.25        $       0.81       $ (58,112.64)

Net income (loss) per share - diluted                      $       0.31       $       0.52        $       0.47       $ (58,112.64)

Shares used in per share calculation
        - basic                                              94,276,066              7,563          38,295,095              1,891
        - diluted                                            97,299,072         44,037,413          65,814,126              1,891



* Includes a $20 million one-time gain from the recovery of a fully reserved note.

                               MAXTOR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                                                December 26,  December 27,
ASSETS                                                                             1998          1997
                                                                                ------------------------
                                                                                (Unaudited)
Current assets:
Cash and short-term investments                                                 $ 227,629      $  16,925
Accounts receivable, net                                                          317,292        247,647
Inventories                                                                       153,192        155,312
Prepaid expenses and other                                                         45,198         20,814
                                                                                ------------------------
       Total current assets                                                       743,311        440,698
Net property, plant and equipment                                                 108,290         99,336
Other assets                                                                       11,346         15,438
                                                                                ------------------------
       Total Assets                                                             $ 862,947      $ 555,472
                                                                                ========================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Short-term borrowings, including current portion of
   long term borrowing                                                          $   5,000      $ 100,057
Short-term borrowings due to affiliates                                                --         65,000
Accounts payable                                                                  427,737        231,585
Accrued and other liabilities                                                     116,653        155,563
                                                                                ------------------------
        Total current liabilities                                                 549,390        552,205
Long-term debt                                                                    145,046        224,313
                                                                                ------------------------
        Total Liabilities                                                         694,436        776,518
        Total Stockholders' Equity (deficit)                                      168,511       (221,046)
                                                                                ------------------------
        Total  Liabilities and Stockholders' Equity (deficit)                   $ 862,947      $ 555,472
                                                                                ========================